September 28, 2026

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Dear Sirs/Madams,

Re: Origin Tea, Inc. (Formerly Brilliant N.E.V. Corp)

We have read the statements under item 4.01 in Form 8-K dated September 28, 2026, of Origin Tea, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Boladale Lawal & Co

Boladale Lawal FCA

Managing Partner/CEO